Exhibit 10.7

Identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

INDUSTRY EXPRESS 2

SPONSORED RESEARCH AGREEMENT

This Sponsored Research Agreement (“Agreement”) is between the University of Georgia Research Foundation, Inc., a Georgia non-profit corporation with principal offices in Athens, Georgia (“UGARF”), and Sunshine Biopharma, Inc., a Colorado corporation organized under the laws of the State of Colorado with a principal place of business located at 6500 Trans-Canada Highway, 4th Floor, Pointe-Claire, Quebec, Canada, H9R 0A5 (“Sponsor”). UGARF and Sponsor each may be referred to individually as a “Party” and/or collectively as the “Parties.”

Sponsor desires to fund research to be performed at the University of Georgia (“UGA”), a public institution of higher education governed by the Board of Regents of the University System of Georgia (“Regents”). UGARF is authorized to contract with external sponsors with respect to research projects that UGARF will then subcontract to UGA for performance. In addition, UGARF is Regents’ assignee of certain intellectual property created by UGA faculty, staff, and students.

NOW, THEREFORE, in consideration of the mutual obligations stated herein, and for other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.

1.           Research Project. UGARF shall complete, or have completed, the research project titled Creation and Testing of [*] Coronavirus PLpro Inhibitors, which is further described in Appendix A (“Project”), by subcontracting performance of the Project to UGA. UGARF, through its subcontractor UGA, shall use reasonable efforts to perform the Project according to the standards customary among U.S. research universities.

2.           Principal Investigator. The “Principal Investigator” is responsible for directing performance of the Project at UGA. Dr. Scott D. Pegan shall be Principal Investigator. However, if for any reason Dr. Scott D. Pegan becomes unavailable to complete the Project, then with Sponsor’s prior approval, which approval Sponsor shall not unreasonably withhold, UGARF may replace Dr. Scott D. Pegan as with another qualified researcher at UGA who will then be the Principal Investigator and direct the Project at UGA.

3.           Term. This Agreement will begin on October 1, 2020 (“Effective Date”) and will end on the earlier of September 30, 2021 or early termination of this Agreement either by mutual agreement of the Parties or pursuant to Article 18 herein (“Term”).

4.           Cost of Research. This Agreement is a FIXED PRICE agreement.

4.1.      Research Budget. Sponsor shall pay UGARF per the budget and payment schedule identified in Appendix B. UGARF shall issue invoices to Sponsor per Appendix B, and Sponsor shall deliver payment to UGARF in the amount of each invoice within thirty (30) days of receipt of each invoice or on the date identified as the due date on the invoice, whichever is later.

4.2.      License Fee. In addition to the amounts due to UGARF per Appendix B, Sponsor shall also pay to UGARF an additional fee in the amount of $9,869.96 (“License Fee”) as consideration for the license and other rights granted to Sponsor under Articles 6, 7, 8, and 9 of this Agreement. On or about the Effective Date, UGARF shall issue an invoice to Sponsor in the amount of the License Fee, and Sponsor shall deliver full payment of the License Fee to UGARF within thirty (30) days of Sponsor’s receipt of such invoice or on the date identified as the due date on the invoice, whichever is later.

4.3.      Interest. Any and all overdue payments under this Agreement will bear interest at the rate of 12% per annum from the date due until paid.

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5.           Equipment. Except as may be expressly set out herein, Sponsor shall have no ownership, license, or any other right, title, or interest in or to equipment, supplies, and/or other tangible or intangible materials purchased with funding received by UGARF under this Agreement.

6.           Ownership of Project Intellectual Property. “Project Intellectual Property” means all patentable inventions first made and reduced to practice in performance of the Project, and all patent, intellectual property, and other legal rights therein under the laws of any state or country.

6.1.      “Sponsor Intellectual Property” means all Project Intellectual Property invented solely by one or more employees of Sponsor. All right and title in and to Sponsor Intellectual Property shall be owned by Sponsor and is hereby assigned to Sponsor. Sponsor may, in its sole discretion and at its sole expense, seek legal protection for any Sponsor Intellectual Property.

6.2.      “UGARF Intellectual Property” means all Project Intellectual Property invented solely by one or more employees and/or students of Regents at UGA. All right and title in and to UGARF Intellectual Property shall be owned solely by UGARF and is hereby assigned to UGARF.

6.3.      “Joint Intellectual Property” means all Project Intellectual Property invented jointly by one or more employees and/or students of Regents at UGA and by one or more employees of Sponsor. All right and title in and to Joint Intellectual Property shall be owned jointly by UGARF and Sponsor. The Parties shall negotiate an intellectual property management agreement to define their respective rights and obligations regarding legal protection, payment of expenses, licensing, infringement, and enforcement of Joint Intellectual Property.

7.           Disclosure of Project Intellectual Property. Each Party shall disclose all Project Intellectual Property promptly to the other Party in writing, but no later than thirty (30) days after the end of the Term. Each Party agrees that it shall not file any patent applications or other forms of intellectual property protection on any Project Intellectual Property without prior notice to the other Party.

8.           Fixed-Royalty Exclusive License. UGARF shall draft, and the Parties shall execute, one or more fixed-royalty exclusive licenses to UGARF Intellectual Property and UGARF’s interest in Joint Intellectual Property under materially the same terms contained in the template license agreement attached at Appendix D (each, a “License Agreement”). After the Parties have executed a License Agreement to specific UGARF Intellectual Property and/or Joint Intellectual Property, then that License Agreement shall control with respect to the intellectual property identified therein. Unless and until both Parties have executed a License Agreement to specific UGARF Intellectual Property and/or Joint Intellectual Property, then the following provisions at Sections 8.1-8.5 shall control with respect to such UGARF Intellectual Property and/or Joint Intellectual Property.

8.1.      UGARF as Lead in Prosecution and Maintenance. UGARF shall file for, prosecute, and maintain protection for UGARF Intellectual Property and Joint Intellectual Property, as UGARF may elect. UGARF shall provide Sponsor with copies of all filings, official actions, and pertinent correspondence pertaining to such activities so as to give Sponsor reasonable opportunities to advise and cooperate with UGARF.

8.2.      Sponsor Election of Rights. Sponsor shall notify UGARF in writing, with sufficient notice so as not to compromise UGARF’s or Sponsor’s rights, of the countries in which Sponsor wishes patent or other applications to be filed, including but not limited to national phase filings and registrations in individual countries stemming from regional filings. UGARF shall use reasonable efforts to file for, prosecute, and maintain protection for any patent and/or other rights among UGARF Intellectual Property and/or Joint Intellectual Property that are timely requested by Sponsor.

8.3.      Patent Expense Reimbursement. Sponsor shall reimburse UGARF for all of UGARF’s actual expenses incurred in filing for, prosecuting, and maintaining any and all UGARF Intellectual Property and Joint Intellectual Property (“Patent Expenses”). However, notwithstanding the foregoing, Sponsor is not required to reimburse UGARF for Patent Expenses incurred with respect to specific UGARF Intellectual Property rights and UGARF’s interest in specific Joint Intellectual Property rights if Sponsor affirmatively and by written notice to UGARF declines to license those rights. In that case, effective as of receipt of Sponsor’s notice or upon a later effective date stated in the notice, the declined rights shall be removed from the scope of any License Agreement, Sponsor shall no longer have any obligation to reimburse UGARF for associated Patent Expenses thereafter incurred, and UGARF thereafter shall have no obligation to Sponsor whatsoever with respect to such declined rights.

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8.4.      Invoices for Patent Expenses. UGARF shall from time to time deliver invoices to Sponsor seeking reimbursement for Patent Expenses under this Agreement. Sponsor shall pay each invoice within thirty (30) days of its receipt or on the date identified as the due date on the invoice, whichever is later.

8.5.      Failure to Reimburse Patent Expenses. If Sponsor fails to timely reimburse UGARF for any Patent Expenses per Sections 8.3-8.4, then, in addition to UGARF’s other remedies and effective as of the missed payment due date, UGARF shall have no further obligation to prosecute or maintain those rights for which Patent Expense reimbursement was not timely received, Sponsor shall no longer have any obligation to reimburse UGARF for associated Patent Expenses thereafter incurred, and UGARF thereafter shall have no obligation to Sponsor whatsoever with respect to such rights.

9.           Work Product. UGARF owns all pre-existing know-how developed by UGARF and/or UGA and utilized in performance of the Project, as well as all data and results first generated by UGARF and/or UGA in performance of the Project (collectively, “Work Product”); however, Work Product specifically excludes Project Intellectual Property. Subject to the provisions of Section 18.4, UGARF hereby grants to Sponsor, for Sponsor’s internal use only, a non-exclusive, perpetual license to use and reproduce, but not transfer to third parties that Work Product delivered to Sponsor under this Agreement.

10.       U.S. Government Rights. In the event that UGARF is required to grant, and/or has granted, to the U.S. Government any rights in and to Project Intellectual Property, then the Parties agree that their rights to such Project Intellectual Property are subject to those rights of the U.S. Government and the provisions of 37 CFR 401, et seq.

11.       No Implied or Background Rights. No rights or obligations other than those expressly recited herein are granted or may be implied by this Agreement. Nothing herein constitutes a license or other transfer of rights in or to any intellectual property that is not explicitly the subject of this Agreement.

12.       Confidential Information. “Confidential Information” means all information embodied in written, electronic, biological, chemical, or any other tangible or electronic form, which is disclosed or provided under this Agreement by one Party (“Provider”) to the other Party (“Recipient”) and is marked confidential at time of disclosure. “Confidential Information” also includes orally disclosed information where Provider alerts Recipient that such information is confidential at the time of initial disclosure and confirms such by written notice to Recipient within thirty (30) days of initial disclosure. Further, “Confidential Information” includes, whether or not marked, all Work Product and/or Project Intellectual Property disclosed by a Provider to a Recipient hereunder.

12.1.   Applicability to Subcontractor. Notwithstanding the foregoing, the Parties acknowledge and agree that UGA, as UGARF’s permitted subcontractor hereunder, may be a Provider of Confidential Information to Sponsor and/or UGARF, and the Parties further acknowledge that UGA and may be a Recipient of Confidential Information from Sponsor and/or UGARF. In any subcontract between UGARF and UGA for the performance of this Agreement, UGARF shall require UGA to adhere to the obligations imposed upon UGARF herein with respect to Confidential Information. Sponsor agrees to protect Confidential Information received by Sponsor from UGA under the terms provided herein for the protection of Confidential Information disclosed to Sponsor by UGARF.

12.2.   Limited Exchange. The Parties agree they will only exchange Confidential Information under this Agreement as necessary for performance of the Project and/or this Agreement.

12.3.   Obligation of Confidentiality and Limited Use. Except to the extent required by law, during the Term and for a period of five (5) years thereafter, a Recipient of the Provider’s Confidential Information shall not disclose such Confidential Information to any third party, except to UGA as permitted herein, without prior written consent of the Provider, and each Recipient shall only use Provider’s Confidential Information as necessary to perform the Project and/or this Agreement or as otherwise may be expressly permitted by this Agreement.

12.4.   Exceptions. A Recipient shall have no obligations of non-disclosure or limited use under Section 12.3 with respect to any portion of the Provider’s Confidential Information that:

a.           Recipient can demonstrate through documentation to have been within Recipient’s legitimate possession prior to the date of disclosure of such information to Recipient by Provider;

b.           Recipient can demonstrate through documentation that it independently developed without reference to Confidential Information provided by Provider to Recipient;

c.           was in the public domain prior to Provider’s disclosure to Recipient as evidenced by documentation published prior to such disclosure;

d.           came into the public domain as evidence by published documentation through no fault of Recipient after disclosure to Recipient by Provider; and/or

e.           is obtained by Recipient from a third party having legitimate possession of the information and the legal right to disclose it to Recipient without breach of any contract or duty.

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13.       Publication. Sponsor acknowledges and agrees that UGARF, UGA, and/or Principal Investigator shall have the sole right to publish or otherwise disclose the Project protocol and results of the Project, but only to the extent that doing so does not impermissibly disclose Sponsor Confidential Information hereunder. To avoid loss of patent rights from premature public disclosure, UGARF and UGA shall require Principal Investigator to deliver to Sponsor all proposed articles, manuscripts, presentations, or any other publication of the Project. Sponsor may review the proposed publication and shall provide any comments within thirty (30) days of receiving the proposed publication. If Sponsor provides notice to UGARF within such thirty (30) day period that Sponsor desires to file an application to protect certain identified Project Intellectual Property related to the proposed publication, then UGARF will require Principal Investigator to delay publication until the first of the following has occurred: (i) a patent application has been filed on such identified Project Intellectual Property; or (ii) the Parties agree not to pursue protection for such Project Intellectual Property; or (iii) sixty (60) days have expired after Sponsor’s notice to UGARF.

14.       DISCLAIMER OF WARRANTIES. PROJECT WILL BE CONDUCTED IN UNIVERSITY FACILITIES AND IS EXPERIMENTAL IN NATURE. WORK PRODUCT, CONFIDENTIAL INFORMATION, AND/OR PROJECT INTELLECTUAL PROPERTY DELIVERED TO SPONSOR HEREUNDER ARE PROVIDED “AS IS.” UGARF, REGENTS, AND PRINCIPAL INVESTIGATOR MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, REGARDING ANY WORK PRODUCT, CONFIDENTIAL INFORMATION, AND/OR PROJECT INTELLECTUAL PROPERTY, AND THEY EACH EXPRESSLY DISCLAIM ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE RELATED THERETO OR THAT SUCH DO NOT INFRINGE THIRD PARTY RIGHTS. Nothing contained in this Agreement shall be construed as either a warranty or representation by UGARF, regents, OR PRINCIPAL INVESTIGATOR as to the validity or scope of ANY PROJECT INTELLECTUAL PROPERTY, OR THAT ANY PATENT OR OTHER INTELLECTUAL PROPERTY WILL ISSUE AMONG PROJECT INTELLECTUAL PROPERTY.

15.       LIMITATION OF LIABILITY. EACH OF UGARF, REGENTS, AND PRINCIPAL INVESTIGATOR ASSUME NO LIABILITY, AND SHALL HAVE NO LIABILITY TO SPONSOR WHATSOEVER, FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL, LOST PROFITS, AND/OR CONSEQUENTIAL DAMAGES (collectively, “DAMAGES”) OF ANY KIND ARISING OUT OF OR RELATED TO SPONSOR’S USE OF WORK PRODUCT, CONFIDENTIAL INFORMATION, OR PROJECT INTELLECTUAL PROPERTY. SPONSOR ASSUMES ALL RISK AND LIABILITIES ASSOCIATED WITH ITS USE OF WORK PRODUCT, CONFIDENTIAL INFORMATION, AND PROJECT INTELLECTUAL PROPERTY, INCLUDING BUT NOT LIMITED THOSE RISKS AND LIABILITIES RELATED TO THE SAFETY, UTILITY, VALUE, MARKETABILITY, OR PERFORMANCE THEREOF. THESE LIMITATIONS OF LIABILITY IN ARTICLE 15 APPLY EVEN THOUGH UGARF OR ANY ONE OR MORE INDEMNITTES (AS DEFINED IN ARTICLE 16 BELOW) MAY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH LIABILITY AND/OR RELATED DAMAGES.

16.       INDEMNIFICATION. SPONSOR SHALL INDEMNIFY, PAY FOR THE DEFENSE OF, AND HOLD HARMLESS, AND SHALL ITSELF BRING NO SUIT AGAINST, UGARF, REGENTS, AND/OR PRINCIPAL INVESTIGATOR (AND/OR ANY AND ALL OF THEIR RESPECTIVE TRUSTEES, DIRECTORS, OFFICERS, FACULTY, STUDENTS, EMPLOYEES, CONSULTANTS, AND AGENTS) (“COLLECTIVELY “INDEMNITEES”) FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, AND/OR DAMAGES OF ANY KIND ASSERTED AGAINST ANY ONE OR MORE OF INDEMNITEES BY SPONSOR AND/OR ANY THIRD PARTY ARISING OUT OF OR RELATED TO SPONSOR’S USE OF WORK PRODUCT, CONFIDENTIAL INFORMATION, AND/OR PROJECT INTELLECTUAL PROPERTY. HOWEVER, SPONSOR SHALL HAVE NO OBLIGATION TO AN INDEMNITEE UNDER THIS ARTICLE 16 DIRECTLY ARISING OUT OF OR RELATED TO THE NEGLIGENCE OR INTENTIONAL MISCONDUCT, OR BREACH OF THIS AGREEMENT, OF SUCH INDEMNITEE.

17.       Insurance. Sponsor shall obtain and carry liability insurance in an amount commensurate with similarly situated companies, with UGARF and Regents added as additional insureds with respect to Sponsor’s products, continuing operations, and completed operations coverage if applicable. During the Term, Sponsor shall give UGARF thirty (30) days’ prior written notice of cancellation of any policy relied upon by Sponsor to meet its requirements hereunder. Within thirty (30) days of a request by UGARF, Sponsor shall provide UGARF with appropriate certificates of insurance showing Licensee’s compliance with its obligations under this Article 17.

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18.       Early Termination.

18.1.   Termination for Convenience. This Agreement may be terminated by Sponsor upon ninety (90) days’ prior written notice to UGARF (“Final Termination Notice”), in which case termination shall be effective as of the ninetieth (90th) day or upon a later termination date identified in the notice (“Effective Date of Termination”).

18.2.   Termination for Breach. If a Party materially breaches any material term of this Agreement (“Breaching Party”) and fails to cure such breach within thirty (30) days after receipt of written notice of such breach by the other Party (“Terminating Party”), then the Terminating Party may thereafter deliver, at any time during the Term while the noticed breach remains uncured, notice of termination (“Final Termination Notice”) to the Breaching Party, in which case this Agreement automatically shall terminate as of the date of the Breaching Party’s receipt of such Final Termination Notice or on a later date identified in such Final Termination Notice (“Effective Date of Termination”).

18.3.   Payment upon Early Termination. Upon termination of this Agreement pursuant to Section 18.1 or 18.2, Sponsor shall deliver payment to UGARF, within thirty (30) days of Sponsor’s receipt of one or more invoices from UGARF, for (i) all amounts due and owing up to and including the Effective Date of Termination per the Budget at Appendix B; (ii) all work actually performed by UGARF and/or UGA but not otherwise paid under (i) above; and (iii) all non-cancelable obligations incurred by UGARF and/or UGA prior to receipt of the Final Termination Notice not otherwise paid under (i) above (“Termination Payment”). However, in the event that, as of the Effective Date of Termination, UGARF has received payment from Sponsor in an amount greater than the Termination Payment, then UGARF shall return the excess amount to Sponsor.

18.4.   Rights and Obligations Extinguished upon Early Termination. Upon termination of this Agreement by Sponsor under Section 18.1 or by UGARF under Section 18.2, then as of the Effective Date of Termination (i) Sponsor’s rights to license UGARF Intellectual Property and UGARF’s interest in Joint Intellectual Property are terminated (though executed License Agreements remain in effect); (ii) Sponsor’s right and license to Work Product is terminated; and (iii) UGARF’s obligations to conduct the Project, deliver Work Product, and disclose Project Intellectual Property are terminated.

18.5.   Survival. Notwithstanding termination or expiration of this Agreement for any reason, the following provisions shall survive: Section 4.3 and Articles 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, and 28; and any cause of action, claim, and/or payment of a Party accrued prior to termination. However, any rights under any one or more of the above-identified Sections or Articles that are extinguished pursuant to Sections 8.3, 8.5, or 18.4 do not survive termination.

19.       Return or Destruction of Confidential Information. Upon termination of this Agreement for any reason, each Recipient of Confidential Information shall destroy all of the Provider’s Confidential Information that Recipient has in its possession or control; or upon timely notice from the Provider, Recipient shall return such Confidential Information to the Provider at the Provider’s expense. However, each Recipient may keep one (1) copy of the Provider’s Confidential Information to the extent required by the Recipient’s records retention policies, but except as required by law Recipient may not use or access any such retained Confidential Information of another Party for any purpose whatsoever unless or until such retained Confidential Information meets one of the exceptions at Sections 12.4(a)-(e).

20.       Integration. This Agreement and its appendices and attachments embody the entire understanding of the Parties with respect to the matters herein and supersede all previous communications, either oral or written.

21.       Amendment and Waiver. This Agreement may be amended only by mutual written agreement of the Parties. Without limiting the foregoing, the terms and conditions of any purchase order that may be associated with the Project or this Agreement do not apply, and the terms stated in this Agreement shall control regardless of when the purchase order was issued or whether statements on the purchase order indicate otherwise. The waiver of an obligation hereunder by a Party shall not constitute a waiver of any other obligation, and shall not constitute a permanent waiver of that obligation.

22.       Assignment. A Party may not assign, or subcontract performance of, this Agreement to any third party without the prior written consent of the other Party; except UGARF may subcontract performance of this Agreement to UGA under the terms set forth in herein.

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23.       Relationship of Parties. UGARF’s relationship to Sponsor is that of independent contractor and not agent, joint venturer, or partner.

24.       Use of Names. Neither Party may use the names or marks of the other Party or its subcontractors in publicity without prior written approval from the owner of the name or mark. Notwithstanding, a Party may use the name of the other Party solely to accurately identify the source of funding or research.

25.       Governing law. This Agreement is to be governed by and construed under the laws of the state of Georgia without regard to its conflict of law rules.

26.       Export Controls. Work Product, Project Intellectual Property, and Confidential Information may be subject to U.S. export control laws, sanctions, and/or embargo requirements. Sponsor shall be solely responsible for complying with such laws and other requirements in its use of any rights, information, and/or materials obtained under this Agreement. Sponsor understands and agrees that UGARF makes no representations that an export license may not be required nor that, if required, such an export license will issue with respect to any rights, information, and/or materials delivered by UGARF and/or UGA to Sponsor under this Agreement. At the time of disclosure to UGARF and/or UGA, Sponsor shall identify and mark with a legend any information and/or materials subject to U.S. export control laws, sanctions, and/or embargo requirements before providing such to UGARF or UGA under this Agreement. UGARF and/or UGA may decline to accept any such information or materials from Sponsor.

27.       Severability. All rights and duties herein are binding only to the extent that they do not violate any laws. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, it is the intent of the Parties that any such provision be replaced by a valid provision that implements the commercial purpose of the illegal, invalid, or unenforceable provision. In the event that any provision essential to the commercial purpose of this Agreement is held to be illegal, invalid, or unenforceable by a court of competent jurisdiction, all right of appeal has been exhausted, and such essential provision cannot be replaced by a valid provision that will implement the commercial purpose of this Agreement, then this Agreement and the rights granted herein shall automatically terminate.

28.       Force Majeure. Delays in, or failure of, performance by any Party will not constitute default, or trigger any claim for damages, if and to the extent such damages are caused by acts of God, strikes, work stoppages, civil disturbances, fires, floods, explosions, riots, war, rebellion, and/or sabotage.

29.       Notices. All notices to a Party under this Agreement must be delivered in person, by verified email, or via commercial carrier with tracking to the Administrative Contact identified in Appendix C for such Party, or to such other persons and addresses as may be designated by such Party as its Administrative Contact by written notice to the other. Notice shall be effective upon receipt.

IN WITNESS whereof, the Parties have executed this Agreement by their authorized representatives on the dates indicated below.

University of Georgia	Sunshine Biopharma, Inc.
Research Foundation, Inc.

_______________________	_______________________
Name: Nicholas Hinson	Name:Dr. Steve N. Slilaty
Title: Contract Manager	Title:Chief Executive Officer
Date:__________	Date:__________

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APPENDIX A – PROJECT

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APPENDIX B – BUDGET

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APPENDIX C – CONTACT INFORMATION

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APPENDIX D – TEMPLATE LICENSE AGREEMENT

LICENSE AGREEMENT

This License Agreement, effective as of the date last signed below (“Effective Date”), is between the University of Georgia Research Foundation, Inc., a Georgia non-profit corporation with principal offices in Athens, Georgia (“UGARF”), and Sunshine Biopharma, Inc., a Colorado corporation organized under the laws of the State of Colorado with a principal place of business located at 6500 Trans-Canada Highway, 4th Floor, Pointe-Claire, Quebec, Canada, H9R 0A5 (“Licensee”). UGARF and Licensee each may be referred to individually as a “Party” and/or collectively as the “Parties.”

UGARF holds certain rights to inventions and intellectual property created in the performance of a Sponsored Research Agreement (“Sponsored Research Agreement”) entered between the Parties dated October 1, 2020 and related to the performance of the Project entitled “Creation and Testing of Peptide-Based Coronavirus PLpro Inhibitors.” Per the terms of that Sponsored Research Agreement, Licensee wishes to license the right to use certain of those inventions and intellectual property rights for commercial purposes, and UGARF grants those rights as set out herein.

NOW, THEREFORE, in consideration of the mutual obligations stated herein, and for other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.

ARTICLE 1.              DEFINITIONS

1.1.      “Licensed Field” means all fields of use of any one or more Valid Claims.

1.2.      “Licensed Patent Expenses” means all costs incurred by UGARF with respect to the filing, prosecution, maintenance, and extension of any one or more Licensed Patents, including all costs incurred by UGARF in connection with the defense of any interference or challenge.

1.3.      “Licensed Patents” means the patent applications and patents listed in Exhibit A, together with any and all substitutions, extensions, divisionals, continuations, continuations-in-part (to the extent that the claimed subject matter of a continuation-in-part is disclosed and enabled in the parent patent application and is not, as of the Effective Date, obligated to a third party), foreign counterparts of such patent applications in the Licensed Territory, and any and all patents that issue on any one or more of those in the Licensed Territory including reexamined and reissued patents.

1.4.      “Licensed Product” means any product, service, or process in the Licensed Field, the manufacture, use, or sale of which is covered by any one or more Valid Claims.

1.5.      “Licensed Product Sales” means all cash consideration received by Licensee and by any and all Sublicensees in exchange for the sale or other transfer of a Licensed Product; but does not include (a) amounts received for shipping product to a purchaser including but not limited to insurance, packing, and transportation costs or (b) sales taxes collected; and Licensee may subtract from Licensed Product Sales the amount of any refund or credit actually issued by Licensee or a Sublicensee to a purchaser for the return of Licensed Product where consideration for the sale of such Licensed Product is, or was previously, included in Licensed Product Sales.

1.6.      “Licensed Territory” means the world.

1.7.      “Sublicense” means a sublicense between Licensee and a third party in which Licensee grants to such third party, either alone or with other rights, the right to offer for sale and sell Licensed Products in the third party’s name.

1.8.      “Sublicensee” means a third party to which Licensee has granted a Sublicense.

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1.9.      “Valid Claim” means a claim in an unexpired patent or pending patent application included among the Licensed Patents so long as such claim has not have been irrevocably abandoned or held invalid in an unappealable decision of a court or other authority of competent jurisdiction.

ARTICLE 2.              GRANT OF LICENSE

2.1.      Grant of Rights. Subject to the reservations and payment obligations in this Agreement, UGARF grants to Licensee the exclusive right and license to practice Licensed Patents in the Licensed Territory as necessary to make, use, import, offer for sale, and sell Licensed Products in the Licensed Territory. However, the rights and license granted in Sections 2.1 and 2.2 are subject to a reserved, non-exclusive license for UGARF and the University of Georgia and their respective collaborators to practice Licensed Patents and to make, have made, use, have used, and import Licensed Products for the limited purpose of scientific inquiry, research, education, and internal uses. Rights not expressly granted to Licensee or reserved for UGARF or any third party hereunder are hereby reserved to UGARF.

2.2.      Sublicensing. Licensee may grant one or more Sublicenses, without the right to grant sub-sublicenses, having terms consistent with this Agreement. Licensee must comply with the following requirements with respect to any and all Sublicenses.

2.2.1. Copy of Sublicenses. Licensee shall provide UGARF with a complete, unredacted copy of any Sublicense within thirty (30) days after its execution.

2.2.2. Copy of Sublicense Reports. Licensee shall provide UGARF with a complete copy of each report received by Licensee from each Sublicensee.

2.2.3. Sublicensee Records. Licensee shall require that each Sublicensee shall keep accurate records in sufficient detail to enable UGARF to verify all amounts due under this Agreement and to verify the progress of each Sublicensee toward development and commercialization of Licensed Products.

2.2.4. Responsibility for Sublicensees. Licensee shall remain fully responsible for those operations of each Sublicensee that are relevant to this Agreement as if such operations were carried out by Licensee. A breach by a Sublicensee of any terms required of the Sublicensee directly by this Agreement, or that Licensee is required to flow to Sublicensee in a Sublicense, shall be considered a breach of this Agreement by Licensee.

2.2.5. Sublicensee Indemnification. Licensee must include in each Sublicense a provision requiring each Sublicensee to indemnify, pay for the defense of, and hold Indemnitees (as defined in Section 9.4) harmless from and against certain claims and damages related to such Sublicensee’s operations to the same extent required of Licensee hereunder.

2.2.6. Sublicensee Insurance Requirements. Licensee must include a provision in each Sublicense requiring the Sublicensee to maintain insurance coverage to materially the same extent that Licensee is so required under this Agreement.

2.2.7. Sublicense Audit Requirements. Licensee must include a provision in each Sublicense requiring the Sublicensee to permit access to, and examination of, the Sublicensee’s facilities, books, and records by Licensee to the same extent Licensee is so required to allow UGARF access to and examination of Licensee’s facilities, books, and records under this Agreement. No more than once per year per Sublicense, UGARF may send notice to Licensee instructing Licensee to examine the facilities, books, and/or records of Sublicensee for full compliance with the terms of this Agreement and the applicable Sublicense. Licensee shall complete an examination of Licensee’s facilities, books, and/records as requested in UGARF’s notice within four (4) months of the notice, and Licensee shall within that four (4) month period provide UGARF with a final report of the examination, including a report of any amounts incorrectly reported and/or paid by Licensee. UGARF shall be responsible for Licensee’s reasonable and actual expenses associated with such, except that if such examination discloses a shortage of three percent (3%) or more between the amount due UGARF under this Agreement with respect to such Sublicense in any calendar year and the amount actually paid by Licensee with respect to such, or if an audit reveals a material breach of this Agreement or the Sublicense, then Licensee shall be responsible for all associated costs of the examination, including any professional fees and out of pocket costs incurred, with Licensee reimbursing UGARF to the extent UGARF has already paid for such.

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2.3.      U.S. Government Reservation of Rights. Licensed Patents may have been conceived or otherwise developed with the use of U.S. Government funds. Therefore, there is reserved from the rights granted to Licensee hereunder those rights the U.S. Government may have to practice Licensed Patents in such manner to which the U.S. Government is entitled under provisions of 37 CFR 401, et seq. or other applicable law or contract. UGARF further reserves for itself the royalty-free right to grant to the U.S. Government a license or licenses, with the right to sublicense, to the Licensed Patents to the extent that such grant of rights is or may be required by law or contract.

2.4.      Reasonable Commercial Diligence. Licensee shall use commercially reasonable efforts to bring Licensed Products to market, and to create, supply, and service throughout the Licensed Territory as large a market for Licensed Products as is reasonably possible. In no instance shall Licensee’s commercially reasonable efforts be less than efforts customary in Licensee’s industry.

ARTICLE 3.              ROYALTY PAYMENTS

3.1.      Royalty Payments. Licensee owes and shall pay UGARF a royalty on all Licensed Product Sales, and the amount due shall be determined by applying the applicable Royalty Rate per Sections 3.1.1 and 3.1.2 below to the corresponding Licensed Product Sales (“Royalty Payment”). The applicable royalty percentage is to be determined per Paragraphs 3.1.1 and 3.1.2 each quarter on a Licensed Product-by-Licensed Product basis and may vary by quarter for each Licensed Product depending upon the total Licensed Product Sales for that Licensed Product during the calendar year (“Royalty Rate”). Licensee shall deliver Royalty Payments to UGARF four (4) times per year, one for each calendar quarter, with each Royalty Payment due no later than sixty (60) days after the close of the calendar quarter to which it relates.

3.1.1. Licensed Product Sales in a Calendar Year Below $50mil. The Royalty Rate of 1.5% applies to the first $50million U.S. of all Licensed Product Sales of a particular Licensed Product in each calendar year.

3.1.2. Licensed Product Sales in a Calendar Year Above $50mil. The Royalty Rate of 2.5% applies to all Licensed Product Sales of a particular Licensed Product above the first $50million U.S. in each calendar year.

3.2.      Taxes. Licensee shall deliver all payments due UGARF under this Agreement free and clear of any taxes, customs, or other governmental charges or levies (“Taxes”). If Licensee is obligated by law to withhold Taxes on any payments to UGARF, Licensee shall increase such payment so that UGARF receives the amount that would have been paid but for the withholding. If UGARF becomes obligated to pay Taxes, and such Taxes were not satisfied by way of withholding, Licensee shall promptly reimburse UGARF for such payment, in an amount such that after the payment of the Taxes, UGARF has received from Licensee the same amount that UGARF would have received under this Agreement had such Taxes not been payable.

3.3.      Currency Conversion. Licensee shall make all Royalty Payments to UGARF in U.S. Dollars. If any Licensed Products are sold for consideration other than U.S. Dollars, the amount of Licensed Product Sales of such Licensed Products shall first be determined in the currency of the country in which such sales of Licensed Products were made and then converted to U.S. Dollars as published by the Wall Street Journal (U.S. ed.) for conversion of the foreign currency into dollars on the last day of the quarter for which such payment is due.

3.4.      Overdue Payments. Any and all overdue payments under this Agreement will bear interest at the rate of 12% per annum from the date due until paid.

3.5.      Making Payments. Licensee shall deliver all payments due UGARF under this Agreement either by (a) wire transfer to an account designated by UGARF in Exhibit C; or (b) check payable to University of Georgia Research Foundation, Inc. delivered to Innovation Gateway, Boyd Graduate Studies Research Center, Athens, GA 30602-7411. Licensee shall include in any payment made to UGARF by wire transfer a handling fee of $50.00 U.S. Dollars for payments originating from a domestic U.S. account and $75.00 U.S. Dollars for payments originating from a foreign account. UGARF shall not provide invoices for any payments due other than for the reimbursement of Patent Expenses.

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3.6.      No Refunds or Credits. All amounts paid to UGARF pursuant to this Agreement shall be non-refundable, and no amount paid shall be credited against any other amount due by Licensee or any Sublicensee under this Agreement or any other agreement.

ARTICLE 4.              REPORTS AND AUDITS

4.1.      Progress Reporting. Once per calendar year, on February 28 of each year, Licensee shall deliver to UGARF a written report detailing Licensee’s current progress toward development and commercialization of Licensed Products throughout the Licensed Territory (each a “Progress Report”).

4.2.      Royalty Reporting. For each quarter, Licensee shall deliver to UGARF a written report in the form provided at Exhibit B providing all applicable sales, royalty, and other information as set out on Exhibit B (each, a “Royalty Report”). Licensee shall deliver Royalty Reports to UGARF on the same schedule as Royalty Payments, and specifically Licensee shall deliver Royalty Reports to UGARF four (4) times per year, one for each calendar quarter, with each Royalty Report due at the earlier of the date the associated Royalty Payment is delivered or sixty (60) days after the close of the calendar quarter to which it relates.

4.3.      Recordkeeping. Licensee shall keep, and shall require that each Sublicensee shall keep, accurate records in sufficient and customary detail to enable UGARF to verify all financial calculations and amounts payable to UGARF under this Agreement as well as Licensee’s and each Sublicensee’s full compliance with this Agreement and any relevant Sublicense.

4.4.      Audit. During the term of this Agreement and for a period of three (3) years thereafter, Licensee is required to permit UGARF or its representatives, no more than once per year, to inspect, audit, and copy, upon reasonable notice during regular business hours, Licensee’s facilities, as well as books and records, whether in hard copy or electronically maintained, regarding the marketing, offer for sale, and sale of all Licensed Products, the completeness and accuracy of Progress Reports and Royalty Reports, the amounts paid by Licensee to UGARF under this Agreement, Licensee’s and any one or more Sublicensee’s diligence efforts, and the full compliance by Licensee and each Sublicensee with the terms of this Agreement (the “Audit”). Such books and records include, but are not limited to, invoice registers and original invoices; product sales reports and accounting general ledgers; Sublicenses and distributor agreements; price lists, product catalogs, and marketing materials; financial statements and income tax returns; sales tax returns; inventory and production records; and shipping records. UGARF shall be responsible for the expense of an Audit, except that if such examination discloses a shortage of three percent (3%) or more between the amount due UGARF under this Agreement in any calendar year and the amount actually paid by Licensee, or if an Audit reveals a material breach of this Agreement, then Licensee shall reimburse UGARF for UGARF’s Audit costs, including any professional fees and out of pocket costs incurred by UGARF.

ARTICLE 5.              LICENSED PATENT FILING, PROSECUTION, AND MAINTENANCE

5.1.      Prosecution and Maintenance. UGARF shall file for, prosecute, and maintain protection for Licensed Patents. UGARF shall provide Licensee with copies of all filings, official actions, and pertinent correspondence pertaining to such activities so as to give Licensee reasonable opportunities to advise and cooperate with UGARF.

5.2.      Licensee Election of Rights. Licensee shall notify UGARF in writing, with sufficient notice so as not to compromise UGARF’s or Licensee’s rights, of the countries in which Licensee wishes patent or applications along the Licensed Patents to be filed, including but not limited to national phase filings and registrations in individual countries stemming from regional filings. UGARF shall use reasonable efforts to file for, prosecute, and maintain protection for those timely requested by Licensee.

5.3.      Patent Expense Reimbursement. Licensee shall reimburse UGARF for all Licensed Patent Expenses. However, notwithstanding the foregoing, Licensee is not required to reimburse UGARF for Licensed Patent Expenses incurred with respect to specific Licensed Patents if Licensee affirmatively and by written notice to UGARF declines to license those rights. In that case, effective as of receipt of Licensee’s notice or upon a later effective date stated in the notice, the declined rights shall be removed from the scope of any license granted herein (or in any Sublicense) and from the definition of Licensed Patents; Licensee shall no longer have any obligation to reimburse UGARF for the associated Licensed Patent Expenses thereafter incurred; and UGARF thereafter shall have no obligation to Licensee or Sublicensee whatsoever with respect to such declined rights, which UGARF may license to one or more other entities in UGARF’s discretion.

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5.4.      Invoices for Patent Expenses. UGARF shall from time to time deliver invoices to Licensee seeking reimbursement for Licensed Patent Expenses. Licensee shall pay each invoice by delivering payment to UGARF at the address indicated on the invoice by either thirty (30) days from Licensee’s receipt of the invoice or the date identified as the due date on the invoice, whichever is later. Any and all overdue payments under this Agreement will bear interest at the rate of 12% per annum from the date due until paid.

5.5.      Failure to Reimburse Patent Expenses. If Licensee fails to timely reimburse UGARF for any Licensed Patent Expenses per Sections 5.3 and 5.4, then, in addition to UGARF’s other remedies and effective as of the missed payment due date, UGARF may elect, upon written notice to Licensee at any time while such Licensed Patent Expenses remain unpaid, to remove from the scope of this Agreement those rights for which Licensed Patent Expense reimbursement was not timely received. Effective upon Licensee’s receipt of UGARF’s notice of removal of certain Licensed Patents under this Section 5.5, then those Licensed Patents identified in the notice shall be removed from the scope of the licenses granted herein (and in any Sublicense) and from the definition of Licensed Patents; Licensee shall no longer have any obligation to reimburse UGARF for the associated Licensed Patent Expenses thereafter incurred; and UGARF thereafter shall have no obligation to Licensee or any Sublicensee whatsoever with respect to such removed rights, which UGARF may license to one or more other entities in UGARF’s discretion.

5.6.      Amending Exhibit A. UGARF and Licensee shall as may be necessary from time to time amend Exhibit A so that it accurately reflects those Licensed Patents added and/or removed from the scope of this Agreement per Sections 3.3 and/or 3.5.

ARTICLE 6.              INFRINGEMENT

6.1.      Notice of Possible Infringement. Licensee shall report all suspected infringement of Licensed Patents to UGARF. It is a breach of this Agreement, and grounds for termination under Section 8.3, for Licensee to contact any third party suspected of infringement of any one or more Licensed Patents without prior written authorization from UGARF.

6.2.      Licensee Enforcement. If Licensee desires to file suit against an alleged infringer of one or more Licensed Patents, where such alleged infringement is or was in the Licensed Territory and Licensed Field during the term of Licensee’s rights to Licensed Patents hereunder, then Licensee shall so notify UGARF. If and only if UGARF authorizes, in UGARF’s sole discretion, Licensee to proceed, then the following terms apply:

a.           UGARF shall cooperate with Licensee in all reasonable respects in the litigation, and UGARF acknowledges and agrees that it shall give its consent to be added as a party to the suit if UGARF is determined to be a necessary party.

b.           Licensee shall have the sole authority to negotiate and settle the matter in any manner consistent with the rights granted to Licensee herein, and so long as such settlement does not reduce or negatively impact UGARF’s rights in any way.

c.           Licensee shall employ counsel reasonably satisfactory to UGARF, inform UGARF of all material developments, and provide UGARF with copies of all material correspondence and pleadings. Counsel shall also represent UGARF, if UGARF is added as a party to the suit, with respect to all claims asserted by and against UGARF.

d.           Licensee shall be responsible for all costs of the litigation, including representation of UGARF. UGARF may also be represented by its own separate counsel at UGARF’s own expense.

e.           Recoveries collected by Licensee and/or UGARF (i) will be paid to Licensee and to UGARF to reimburse their expenses incurred in such action (and if the recovery is not sufficient to reimburse both Parties for all expenses then the Parties will be reimbursed proportionally based upon their expenses incurred), and then (ii) any remaining amount shall be paid to Licensee, and (iii) Licensee shall then pay UGARF 1.5% of the amount paid to UGARF under (ii).

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6.3.      UGARF Enforcement. If Licensee does not desire to file suit against an alleged infringer of one or more Licensed Patents, where such alleged infringement is or was in the Licensed Territory and Licensed Field during the term of Licensee’s rights to Licensed Patents hereunder, but UGARF does so desire, then UGARF may move forward with suit in UGARF’s sole discretion, and the following terms apply:

a.           Licensee shall cooperate with UGARF in all reasonable respects in the litigation, and Licensee acknowledges and agrees that Licensee shall give its consent to be added as a party if necessary.

b.           UGARF shall have sole authority to negotiate and settle the matter without limitation. UGARF has the right to grant and may grant non-exclusive licenses in settlement of any enforcement action it initiates hereunder, thereby reducing the exclusivity of the license granted to Licensee herein, provided such licenses are not granted to any direct competitor of Licensee.

c.           UGARF shall employ counsel of its own choosing. If Licensee is a party to the suit, then Licensee may be represented by its own counsel at Licensee’s own expense.

d.           UGARF shall be responsible for its own expenses.

e.           Recoveries collected by UGARF and/or Licensee (i) will be paid to UGARF and to Licensee to reimburse their expenses incurred in such action (and if the recovery is not sufficient to reimburse both Parties for all expenses, then the Parties will be reimbursed proportionally based upon their expenses incurred), and then (ii) the remainder, if any, shall be paid to UGARF.

6.4.      Abandonment. If either Party commences suit against an alleged infringer under Section 6.2 or 6.3 above and thereafter elects to abandon it, the abandoning Party shall give timely notice to the other Party, which may continue prosecution of such suit so long as the Parties first reach an agreement on a formula for sharing recoveries and expenses.

ARTICLE 7.              CONFIDENTIALITY

7.1.      Proprietary Business Information. “Proprietary Business Information” means any and all proprietary business information that contains or makes reference to any one or more of the following: inventions; patent applications; intellectual property holdings or strategy; know-how; source code or software; data; biological or chemical materials; prototypes or devices; product development information and marketing efforts; financial information; sales information; Progress Reports; Royalty Reports; customer, Sublicense, or Sublicensee information; or business or legal arrangements.

7.2.      Confidential Information. For the purpose of this Agreement, “Confidential Information” means any and all Proprietary Business Information embodied in written, electronic, biological, chemical, or any other tangible or electronic form, or communicated verbally, which is held by and then disclosed or provided under this Agreement by one Party (“Provider”) to the other Party (“Recipient”), whether or not such information is marked as confidential at the time of disclosure.

7.3.      Limited Exchange. The Parties agree they will only exchange Confidential Information under this Agreement as necessary to fulfill the material purpose of this Agreement and their obligations hereunder.

7.4.      Non-Disclosure of Confidential Information. Except to the extent required by law, during the Term and for a period of five (5) years thereafter, a Recipient of the Provider’s Confidential Information shall not disclose such Confidential Information to any third party without prior written consent of the Provider, and Recipient shall only use Provider’s Confidential Information as necessary to perform the its obligations hereunder and to fulfill the material purpose of this Agreement. However, a Recipient may disclose the Provider’s Confidential Information to those affiliates, agents, sublicensees (including Sublicensees), research sponsors, and financial, legal, and other professional advisors who reasonably need to know such Confidential Information in furtherance of the material purpose of this Agreement (“Third Party Recipients”), but only after the Third Party Recipient has signed a written agreement of confidentiality with the Recipient that limits disclosure of, protects, and requires return or destruction of, the Provider’s Confidential Information to the same or a greater extent as the terms of this Agreement. The Recipient disclosing a Provider’s Confidential Information to a Third Party Recipient shall be fully responsible to the Provider for the Third Party Recipient’s full compliance with the terms of this Agreement, including but not limited to the terms of Article 5 and Section 6.4 herein.

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7.5.      Exceptions. A Recipient or Third Party Recipient shall have no obligations of non-disclosure per Section 7.4 with respect to any portion of the Provider’s Confidential Information that:

a.           Recipient or Third Party Recipient can demonstrate through documentation to have been within its legitimate possession prior to the date of receipt of such information under this Agreement;

b.           Recipient or Third Party Recipient can demonstrate through documentation that it independently developed without reference to Confidential Information provided to it hereunder;

c.           was in the public domain prior to Provider’s disclosure to Recipient or Third Party Recipient as evidenced by documentation published prior to such disclosure;

d.           came into the public domain as evidence by published documentation through no fault of Recipient or Third Party Recipient after disclosure by Provider hereunder; and/or

e.           is obtained by Recipient or Third Party Recipient from a third party having legitimate possession of the information and the legal right to disclose it to Recipient or Third Party Recipient without breach of any contract or duty.

7.6.      Prior Agreements. The provisions of this Agreement supersede and shall be substituted for the terms of any prior confidentiality obligation between Licensee and UGARF relating to the same Confidential Information that is not consistent with this Agreement.

ARTICLE 8.              TERM AND TERMINATION

8.1.      Term. Unless sooner terminated as otherwise provided herein or by the mutual consent of the Parties, this Agreement begins on the Effective Date and terminates five (5) years thereafter. However, notwithstanding the foregoing, Licensee’s rights to any particular Licensed Patent are co-terminus with the existence of at least one Valid Claim of such Licensed Patent (unless Licensee’s rights to such Licensed Patent are earlier removed from the scope of this Agreement pursuant to the terms of this Agreement or by the mutual consent of the Parties).

8.2.      Termination by Licensee. Licensee may terminate this Agreement by delivering notice of termination to UGARF, and in that event the effective date of termination will be the later of either thirty (30) days from the date of receipt of the notice of termination or a later termination date identified in the notice.

8.3.      Termination by UGARF. If Licensee or a Sublicensee materially breaches any term of this Agreement and fails to cure such breach within thirty (30) days after Licensee’s receipt of written notice of such breach by UGARF, then UGARF may thereafter deliver, at any time during the Term while the noticed breach remains uncured, a notice of termination to Licensee, in which case this Agreement automatically shall terminate as of the date of Licensee’s receipt of such notice of termination or on a later termination date identified in the notice. Notwithstanding the foregoing, if Licensee files any action that challenges UGARF’s rights in any one or more Licensed Patents, then UGARF may send notice of termination to Licensee, in which case termination is effective immediately upon Licensee’s receipt of such notice.

8.4.      Effect of Termination. If this Agreement terminates for any reason, then on the effective date of termination Licensee and all Sublicensees shall immediately cease practicing the Licensed Patents and making, having made, offering to sell, and selling Licensed Products. Further, in the event this Agreement terminates for any reason, then on the effective date of termination each Recipient and Third Party Recipient of the Provider’s Confidential Information shall destroy all such Confidential Information in its possession or control; or upon timely notice from the Provider, the Recipient and each Third Party Recipient shall return such Confidential Information to the Provider at the Provider’s expense. However, each Recipient may keep one (1) copy of the Provider’s Confidential Information to the extent required by the Recipient’s records retention policies, but except as required by law the Recipient may not use or access any such retained Confidential Information of another Party for any purpose whatsoever unless or until such retained Confidential Information meets one of the exceptions at Sections 7.5(a)-(e).

8.5.      Termination Payments and Reports. Within sixty (60) days after the effective date of termination of this Agreement for any reason, Licensee shall deliver to UGARF a final Royalty Payment, Royalty Report, and Progress Report per Articles 3 and 4 that correspond to the period from the last previously delivered such reports and payments through the effective date of termination.

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8.6.      Survival. Notwithstanding termination or expiration of this Agreement for any reason, the following provisions shall survive: Section 4.4 and Articles 1, 6, 7, 8, 9, and 10; and any cause of action, claim, and/or payment of a Party accrued prior to termination. However, any rights under any one or more of the above-identified Articles that are extinguished pursuant to Sections 5.3. 5.5, and/or 8.4 do not survive termination.

ARTICLE 9.              WARRANTIES AND DISCLAIMERS; LIABILITY, INDEMNITY, AND INSURANCE

9.1.      Authority. Each of UGARF and Licensee represent and warrant to the other that it has the right, power, and authority to enter into and perform its obligations under this Agreement.

9.2.      DISCLAIMER OF WARRANTIES. EXCEPT AS SET OUT IN SECTION 9.1, LICENSED PATENTS ARE PROVIDED “AS IS.” UGARF MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, REGARDING ANY LICENSED PATENTS AND/OR LICENSED PRODUCTS, AND UGARF EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE RELATED THERETO OR THAT SUCH DO NOT INFRINGE THIRD PARTY RIGHTS. Nothing contained in this Agreement shall be construed as either a warranty or representation by UGARF as to the validity or scope of ANY LICENSED PATENT OR THAT ANY PATENT OR OTHER INTELLECTUAL PROPERTY WILL ISSUE AMONG LICENSED PATENTS.

9.3.      LIMITATION OF LIABILITY. UGARF ASSUMES NO LIABILITY, AND SHALL HAVE NO LIABILITY TO LICENSEE OR TO ANY SUBLICENSEE WHATSOEVER, FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL, LOST PROFITS, AND/OR CONSEQUENTIAL DAMAGES OF ANY KIND (collectively, “DAMAGES”) ARISING OUT OF OR RELATED TO LICENSEE’S AND/OR ANY SUBLICENSEE’S PRACTICE OF LICENSED PATENTS, DEVELOPMENT, OFFER FOR SALE, AND/OR SALE OF LICENSED PRODUCTS, OR TO LICENSEE’S AND/OR ANY SUBLICENSEE’S PERFORMANCE UNDER THIS AGREEMENT. LICENSEE AND EACH SUBLICENSEE ASSUMES ALL RISK AND LIABILITIES ASSOCIATED WITH ITS USE OF WORK PRODUCT, CONFIDENTIAL INFORMATION, AND PROJECT INTELLECTUAL PROPERTY, AND ITS PREFORMANCE UNDER THIS AGREEMENT AND/OR ANY SUBLICENSE, INCLUDING BUT NOT LIMITED THOSE RISKS AND LIABILITIES ARISING OUT OF OR RELATED TO THE SAFETY, UTILITY, VALUE, AND/OR MARKETABILITY OF LICENSED PATENTS AND/OR LICENSED PRODUCTS. THESE LIMITATIONS OF LIABILITY IN SECTION 9.3 APPLY EVEN THOUGH UGARF OR ANY ONE OR MORE INDEMNITTES (as defined in Section 9.4 below) MAY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH LIABILITY AND/OR RELATED DAMAGES.

9.4.      INDEMNIFICATION. LICENSEE SHALL INDEMNIFY, PAY FOR THE DEFENSE OF, AND HOLD HARMLESS, AND SHALL ITSELF BRING NO CLAIM OR SUIT AGAINST, UGARF, REGENTS, AND/OR PRINCIPAL INVESTIGATOR (AND/OR ANY AND ALL OF THEIR RESPECTIVE TRUSTEES, DIRECTORS, OFFICERS, FACULTY, STUDENTS, EMPLOYEES, CONSULTANTS, AND AGENTS) (collectively “INDEMNITEES”) FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, AND/OR DAMAGES OF ANY KIND ASSERTED OR ASSESSED AGAINST ANY ONE OR MORE OF INDEMNITEES BY LICENSEE, SUBLICENSEE, AND/OR ANY THIRD PARTY ARISING OUT OF OR RELATED TO LICENSEE’S OR SUBLICENSEE’S PRACTICE OF LICENSED PATENTS, DEVELOPMENT, OFFER FOR SALE, AND/OR SALE OF LICENSED PRODUCTS OR TO LICENSEE’S AND/OR ANY SUBLICENSEE’S PREFORMANCE UNDER THIS AGREEMENT OR ANY SUBLICENSE. HOWEVER, LICENSEE SHALL HAVE NO OBLIGATION TO AN INDEMNITEE UNDER THIS SECTION 9.4 DIRECTLY ARISING OUT OF OR RELATED TO THE NEGLIGENCE OR INTENTIONAL MISCONDUCT, OR BREACH OF THIS AGREEMENT, OF SUCH INDEMNITEE.

9.5.           Insurance. Licensee and each Sublicensee shall obtain and carry in full effect during the term of this Agreement and for five (5) years thereafter general liability insurance in an amount commensurate with similarly situated companies, with UGARF and the Board of Regents of the University System of Georgia by and on behalf of the University of Georgia added as additional insureds with respect to its products, continuing operations, and completed operations coverage as applicable. This insurance shall be primary and non-contributory to other insurance available to UGARF. Licensee shall give UGARF thirty (30) days’ prior written notice of cancellation of any policy relied upon by Licensee or any Sublicensee to meet its requirements hereunder. Within thirty (30) days of a request by UGARF, Licensee shall provide UGARF with appropriate certificates of insurance showing Licensee’s and each Sublicensee’s compliance with its obligations under this Section 9.5.

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ARTICLE 10.          MISCELLANEOUS

10.1.   Integration. This Agreement, including its Exhibits, contains the entire understanding of the Parties with respect to the subject matter of this Agreement and supersedes any and all prior written or oral discussions, arrangements, courses of conduct, or agreements with respect to the same subject matter; provided that any contemporaneous agreements executed by the Parties for research or other funding shall be read independently of this Agreement.

10.2.   Amendment and Waiver. Except as expressly permitted herein, this Agreement may be amended only by a written instrument executed by both Parties. The waiver of an obligation hereunder by a Party shall not constitute a waiver of any other obligation, and shall not constitute a permanent waiver of that obligation.

10.3.   Assignment. This Agreement shall not be assigned by Licensee without the prior written consent of UGARF, and absent the prior written consent of UGARF any assignment is void. If UGARF provides prior written approval, then Licensee shall provide UGARF with a copy of the assignment within five (5) days of such action.

10.4.   Severability. If any one or more of the provisions of this Agreement is held by any court of competent jurisdiction to be invalid, illegal, or unenforceable, then such provisions shall be reformed to approximate as nearly as possible the intent of the Parties, and the validity of the remaining provisions shall not be affected. If it is not possible to reform the Agreement while maintaining the material intent of the Parties, then this Agreement shall automatically terminate.

10.5.   Relationship of Parties. The Parties are independent contractors. There is no relationship of principal to agent, master to servant, employer to employee, or franchiser to franchisee between the Parties. Neither Party has the authority to bind the other or incur any obligation on its behalf except as may be expressly provided herein.

10.6.   Use of Names. None of Licensee and/or any Sublicensee shall use the names or marks of UGARF, the University of Georgia, or any of their employees or students in connection with any commercial activity without the prior written consent of the owner of the name or mark.

10.7.   Governing Law; Jurisdiction. This Agreement is governed and interpreted under the laws of the State of Georgia applicable to contracts made and to be performed entirely within Georgia by Georgia residents. All actions or proceedings related to this Agreement Licensed Patents shall be litigated in the Superior Courts of Clarke County, Georgia or the U.S. District Court for the Middle District of Georgia.

10.8.   Patent Marking. Licensee and each Sublicensee shall place in a conspicuous location on all Licensed Products (or on their packaging and accompanying written materials where appropriate) made or sold under this Agreement and/or any Sublicense a patent notice in accordance with applicable law.

10.9.   U.S. Manufacture. To the extent required by U.S. law or by the terms of any U.S. Government funding agreement with respect to the Licensed Patents, Licensed Products for sale in the U.S. will be manufactured or produced substantially in the U.S.

10.10.     Export Controls. Licensee acknowledges that Licensed Products may be subject to U.S. laws and regulations controlling the export of technical data, biological materials, chemical compositions, computer software, laboratory prototypes and other commodities and/or controlling the financial transactions that may take place with certain foreign individuals, entities, or governments. Licensee’s practice of Licensed Patents and/or manufacture, transport, or sale of Licensed Products may require a license from an agency of the U.S. government. UGARF neither represents that such a license will not be required nor that, if required, such license shall issue.

10.11.     Severability. All rights and duties herein are binding only to the extent that they do not violate any laws. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, it is the intent of the Parties that any such provision be replaced by a valid provision that implements the commercial purpose of the illegal, invalid, or unenforceable provision. In the event that any provision essential to the commercial purpose of this Agreement is held to be illegal, invalid, or unenforceable by a court of competent jurisdiction, all right of appeal has been exhausted, and such essential provision cannot be replaced by a valid provision that will implement the commercial purpose of this Agreement, then this Agreement and the rights granted herein shall automatically terminate.

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10.12.     Force Majeure. Delays in, or failure of, performance by any Party will not constitute default, or trigger any claim for damages, if and to the extent such damages are caused by acts of God, strikes, work stoppages, civil disturbances, fires, floods, explosions, riots, war, rebellion, and/or sabotage.

10.13.     Notices. All notices required under this Agreement shall be delivered to the Parties at the addresses set forth below. Notice may be given by hand or by commercial carrier. Such notice is effective upon receipt by an employee, agent, or representative of the receiving Party authorized to receive notices or other communications sent or delivered in the manner set forth above.

If to UGARF:	Director, Innovation Gateway
University of Georgia Research Foundation, Inc.
Boyd Graduate Studies Research Center, 8th Floor
Athens, Georgia 30602-7411

If to Licensee:	Dr. Steve N. Slilaty, CEO
Sunshine Biopharma, Inc.
6500 Trans-Canada Highway, 4th Floor
Pointe-Claire, Quebec H9R 0A5
CANADA
Tel:
Email: steve.slilaty@sunshinebiopharma.com
cc: info@sunshinebiopharma.com

IN WITNESS WHEREOF, the Parties hereto have caused this License Agreement to be executed by their authorized representatives on the date indicated below.

University of Georgia	Sunshine Biopharma, Inc.
Research Foundation, Inc.

_______________________	_______________________
Name: NDr. David Lee	Name:Dr. Steve N. Slilaty
Title: Executive Vice President	Title:Chief Executive Officer
Date:__________	Date:__________

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EXHIBIT A

LICENSED PATENTS

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EXHIBIT B

ROYALTY REPORTS

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EXHIBIT B-1

SAMPLE TABLE FOR ROYALTY REPORTS

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EXHIBIT C

WIRE TRANSFER INSTRUCTIONS

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